EXHIBIT 99.1

News Release
The York Water Company
130 East Market Street
York, PA 17401
Contact:	Jeffrey S. Osman, President

Phone:	717-845-3601	FOR IMMEDIATE RELEASE

YORK WATER COMPANY ACQUIRES SPRING GROVE BOROUGH SYSTEM

York, Pennsylvania, March 1, 2005: The York Water Company's (Nasdaq:YORW) President, Jeffrey S. Osman, announced today the Company has entered into an agreement to acquire the water system of Spring Grove Borough that serves approximately 975 customers in York County, Pennsylvania. The agreement is subject to the approval of the Pennsylvania Public Utility Commission.

Following acquisition, the Company will serve the customers of the Borough by using York Water's fully filtered and treated water supply. This treated water supply will be provided through a main which will be constructed by York Water to interconnect with the Borough's existing distribution facilities. The interconnection is expected to be completed by July 1, 2005. After July 1, 2005, the residents and businesses of the Spring Grove Borough will enjoy "That good York water".